  EXHIBIT 23.2

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the incorporation by reference in Registration Statements No. 333-120433 and No. 333-190636 on Form S-8 of our report dated March 21, 2022, relating to the consolidated financial statements and financial statement schedule of Crexendo, Inc. and subsidiaries incorporated by reference in this Current Report on Form 8-K/A of Crexendo Inc. and subsidiaries.

/s/ Urish Popeck & Co., LLC

Pittsburgh, Pennsylvania November 10, 2022